Exhibit 10.2

FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT

This FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is entered into as of January 4, 2013 by and between FWH Birmingham Colonnade, LLC, a Delaware limited liability company (“Seller”) and CWI Birmingham Hotel, LLC, a Delaware limited liability company (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into that certain Purchase and Sale Agreement dated as of December 7, 2012 (the “PSA”); and

WHEREAS, Seller and Buyer desire to amend the PSA in accordance with the terms and conditions set forth below.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Seller and Buyer hereby agree as follows:

1.         The definition of “Study Period” is hereby deleted in its entirety and replaced with the following:

“Study Period shall mean the period commencing at 9:00 a.m. Central Time on December 7, 2012, and continuing until 5:00 p.m. Central Time on January 4, 2013.”

2.         The following language is hereby added to the end of Section 3.1(a) of the PSA:

“Notwithstanding the foregoing, (i) the Buyer shall have until 5:00 p.m. Central Time on January 9, 2013 (the “Study Period Extension Date”) to (x) obtain and review a zoning report prepared by The Planning and Zoning Resource Corp.; and (y) obtain and review an  updated ALTA or Category 1A survey of the Property; and (ii) the Buyer and the Seller shall have until the Study Period Extension Date to mutually agree upon (in their respective sole and absolute discretion) any and all open matters necessary to permit the Buyer to complete and finalize the audits more specifically set forth in SECTION 3.5 (clauses (i) and (ii) collectively referred to as the “Remaining Diligence Items”).  If the Remaining Diligence Items are not satisfactory to the Buyer and/or the Buyer has not reviewed and approved the contents of such Remaining Diligence Items (such approval  in its sole and absolute discretion, but subject to SECTION 3.2, as applicable), as applicable, on or before the Study Period Extension Date, the Buyer may, at its option, upon written notice to the Seller and the Escrow Agent terminate this Agreement, at which time the Earnest Money shall be returned promptly to the Buyer and upon return of the Earnest Money, the Buyer and the Seller shall have no further rights, liabilities or obligations hereunder (except as expressly survive the termination of this Agreement).  If the Buyer does not elect to terminate, to the extent permitted, on or before the Study Period Extension Date, the Earnest Money shall remain non-refundable, except as otherwise expressly set forth in this Agreement, and the Buyer’s obligation to purchase the Property shall be conditional only as otherwise provided in accordance with the terms of this Agreement.”

3.         The Buyer expressly acknowledges that it has been provided and has approved or shall be deemed to approve all diligence items required to be provided by the Seller under the PSA.  The Buyer acknowledges further that Buyer’s right to recover the Earnest Money, as defined in the PSA, is limited to those circumstances set forth in Section 2 of this Amendment or as otherwise expressly permitted under the terms of the PSA.

4.         Except as specifically amended hereby, the PSA remains in full force and effect and is hereby ratified by the parties hereto.  In the event that any of the terms or conditions of the PSA conflict with this Amendment, the terms and conditions of this Amendment shall control.  The parties hereto agree that this Amendment is intended to amend the PSA.

5.         This Amendment shall be governed by, interpreted under, and construed and enforced in accordance with, the laws of the State in which the Property is located, without giving effect to any principles regarding conflict of laws.

6.         This Amendment may be executed in any number of identical counterparts, any or all of which may contain the signatures of less than all of the parties, and all of which shall be construed together as a single instrument.  For purposes of this Amendment, signatures by facsimile or electronic PDF shall be binding to the same extent as original signatures.

[Signature Pages to Follow]

IN WITNESS WHEREOF, this First Amendment to Purchase and Sale Agreement has been duly executed by the parties hereto under seal as of the day and year first above written.

BUYER:	CWI Birmingham Hotel, LLC

	By:	/s/ Michael C. Coolidge
Michael C. Coolidge
Vice President

SELLER:	FWH Birmingham Colonnade, LLC

By:	Fairwood Hospitality Investors, L.L.C., its member

	By:	Fairwood Investors, LLC,
its Manager

		By:	/s/ Todd Solmson
Todd Solmson
Vice President

[COUNTERPART SIGNATURE PAGE TO FIRST AMENDMENT TO PURCHASE AND SALE AGREEMENT]

The undersigned Escrow Agent joins in the execution of this First Amendment to Purchase and Sale Agreement:

ESCROW AGENT:

First American Title Insurance Company

By:/s/ Rita Bost

Name:	Rita Bost
Its:	Senior Commercial Escrow Agent